UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 15, 2007

Date of Report (Date of earliest event reported)

Tripos, Inc.

 (Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Information Provided Under Item 7 Regulation FD Disclosure

 The following information is furnished pursuant to Item 7.01, Regulation FD Disclosure.

On March 15, 2007, Tripos, Inc. issued a press release announcing that its proposals to sell the assets of its Discovery Informatics business to Vector Capital and to adopt a plan of dissolution and liquidation of the company following completion of that sale were each approved by shareholders.

A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

Item 9.01.       Financial Statements and Exhibits

Exhibits

99.1                 Press release dated March 15, 2007, issued by Tripos, Inc.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ John D. Yingling

John D. Yingling

Sr. Vice President

Chief Financial Officer

Date: March 15, 2007

INDEX TO EXHIBITS

Exhibit No.                   Description

99.1                                  Press release dated March 15, 2007, issued by Tripos, Inc.

Exhibit 99.1

Contacts:

Tripos, Inc.

John Yingling

Senior Vice President and Chief Financial Officer

(314) 647-1099

(Media only)

Waggener Edstrom Worldwide

Bioscience and Healthcare Practice

Lisa Osborne

Account Director

(202) 326-0793

lisao@waggeneredstrom.com

For Immediate Release

March 15, 2007

Tripos Shareholders Vote to Sell Discovery Informatics Business and Liquidate Company

ST. LOUIS - March 15, 2007 - Tripos, Inc. (Nasdaq: TRPS), announced that its proposals to sell the assets of its Discovery Informatics business to Vector Capital and to adopt a plan of dissolution and liquidation of the company following completion of that sale were each approved today by the required stockholder vote. Vector Capital is a San Francisco-based private equity boutique specializing in buyouts, spinouts and recapitalizations of established technology businesses.

Closing of the Vector Capital sale is expected to occur early in the week of March 19, 2007.

Liquidation of the company will occur following resolution of all corporate debts and obligations, and will commence approximately six months from now.

General

This press release contains forward-looking statements concerning, among other things, Tripos' future prospects, which are affected by: (1) Tripos' ability to consummate the sale of its Discovery Informatics business to Vector Capital; (2) Tripos' ability to sell its Discovery Research business and certain other assets; (3) Tripos' ability to satisfy its creditors out of the proceeds of the foregoing transactions and other available resources; (4) Tripos' ability to offset corporate tax liabilities on the sale of assets through the utilization of net operating loss carry-forwards; and (5) Tripos' ability to distribute any remaining cash to its stockholders. These statements are based upon numerous assumptions that Tripos cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the company's filings with the Securities and Exchange Commission, including, without limitations, those factors set forth in the company's Form 10-K for the fiscal year ended Dec. 31, 2005, and from time to time in the company's periodic filings with the Securities and Exchange Commission. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, Tripos does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Vector Capital

Vector Capital is a private equity boutique specializing in spinouts, buyouts and recapitalizations of established technology businesses. Vector identifies and pursues these complex investments in both the public and private markets. Such opportunities are typically underserved by traditional buyout and venture capital firms. Vector actively partners with management teams to devise and execute new financial and business strategies that materially improve the competitive standing of these businesses and enhance their value for employees, customers and shareholders. Among Vector's portfolio companies are WatchGuard Technologies, Register.com and Corel Corporation (NASDAQ: CREL). For more information, visit www.vectorcapital.com.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Further information on Tripos can be found at http://www.tripos.com.

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Tripos and the Tripos logo are registered trademarks of Tripos, Inc., and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.